UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, John D. Baker II and Theresa M. Stone, each directors of Duke Energy Corporation (the “Company”), informed the Company that they are resigning from the Board of Directors of the Company (the “Board”), effective immediately.   Mr. Baker, who has served as a Director of the Company or its predecessor companies since 2009, was a member of the Board’s Compensation Committee and Regulatory Policy and Operations Committee.  Ms. Stone, who has served as a Director of the Company or its predecessor companies since 2005, was Chair of the Board’s Audit Committee and was a member of the Finance & Risk Management Committee.

Based on Mr. Baker’s and Ms. Stone’s resignation letters, it is the Company’s understanding that they determined to resign, in part, due to the Board’s actions on July 2, 2012 regarding the decision to make a change in the Chief Executive Officer of the Company.  Mr. Baker’s and Ms. Stone’s resignation letters are filed herewith as Exhibits 17.1 and 17.2, respectively, and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d)        Exhibits

17.1	Resignation letter of John D. Baker II, dated July 27, 2012, addressed to the Chairman and the Lead Independent Director of the Board of Directors of Duke Energy Corporation
17.2	Resignation letter of Theresa M. Stone, dated July 27, 2012, addressed to the Chairman and the Lead Independent Director of the Board of Directors of Duke Energy Corporation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 27, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

17.1	Resignation letter of John D. Baker II, dated July 27, 2012, addressed to the Chairman and the Lead Independent Director of the Board of Directors of Duke Energy Corporation
17.2	Resignation letter of Theresa M. Stone, dated July 27, 2012, addressed to the Chairman and the Lead Independent Director of the Board of Directors of Duke Energy Corporation